UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

February 23, 2006

QORUS.COM, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other Jurisdiction of Incorporation or Organization)

0-27551 (Commission File Number)	65-0358792 (IRS Employer Identification No.)

936A Beachland Boulevard, Suite 13
Vero Beach, FL 32963
(Address of Principal Executive Offices and zip code)

(772) 231-7544
(Registrant's telephone
number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Qorus.com, Inc. (“Qorus”) and Shiming (Cayman) Co., Ltd. and its affiliates (“Shiming”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Qorus’ and Shiming’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Qorus’ and Shiming’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Qorus undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1 - Registrants’ Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective February 23, 2006, Qorus.com, Inc., a Florida corporation ("Qorus"), entered into an Exchange Agreement (“Exchange Agreement”) with Shiming (Cayman) Co., Ltd., an Exempted Company incorporated in the Cayman Islands with limited liability (“Shiming”), each of the equity owners of Shiming (the “Shiming Shareholders”), and Keating Reverse Merger Fund, LLC, a Delaware limited liability company (“KRM Fund”). Under the terms of the Exchange Agreement, Qorus will, at closing, acquire all of the outstanding capital stock and ownership interests of Shiming (the “Interests”) from the Shiming Shareholders, and the Shiming Shareholders will transfer and contribute all of their Interests in Shiming to Qorus. In exchange, Qorus will issue to the Shiming Shareholders 4,250,214 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Qorus ("Preferred Shares"), which shall be convertible into 531,276,750 shares of Qorus’ common stock (“Conversion Shares”). The issuance of the Preferred Shares and, upon conversion, the shares of Qorus common stock underlying the Preferred Shares, to the Shiming Shareholders is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S promulgated thereunder. A copy of the Exchange Agreement is included as an Exhibit to this Current Report and is hereby incorporated by this reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Shiming currently owns 100% of Shiming (Xi’an) Enterprise Management & Consulting Co., Ltd. (“Xi’an”), a wholly foreign owned enterprise under the laws of the Peoples’ Republic of China (“PRC”). Prior to the closing of the exchange transaction, Xi’an, Shaanxi Shiming Science & Technology Joint Stock Co., Ltd. (“Shaanxi Shiming”), a joint stock limited liability company formed under the laws of the PRC, and the Shaanxi Shiming shareholders will enter into a series of agreements whereby Xi’an shall agree to advise, consult, manage and operate Shaanxi Shiming’s business in consideration for Shaanxi Shiming’s payment of all of its net profits to Xi’an including, without limitation, a Consulting Services Agreement (“Consulting Agreement”) and an Operating Agreement (“Operating Agreement”). In addition, Xi’an, Shaanxi Shiming and the Shaanxi Shiming shareholders will enter into a series of agreements under which voting control over the outstanding shares of Shaanxi Shiming will be vested in Xi’an and its board of directors including, a Power of Attorney, Shareholders’ Voting Rights Proxy Agreement and Covenant Not to Sue (“Power of Attorney”) and a Shareholders’ Voting Rights Proxy Agreement (“Proxy Agreement”). Prior to closing of the exchange transaction, Shaanxi Shiming and the Shaanxi Shiming shareholders will grant Xi’an the exclusive right and option to acquire all of their shares of Shaanxi Shiming or all of the assets of Shaanxi Shiming (“Option Agreement”). Collectively, the Consulting Agreement, Operating Agreement, Option Agreement, Power of Attorney and Proxy Agreement are referred to herein as the “Restructuring Agreements.”

In connection with the execution of the Exchange Agreement, Qorus, Xi’an and Shaanxi Shiming entered into a Guarantee and Assumption Agreement (“Guarantee Agreement”), under which Xi’an and Shaanxi Shiming have agreed to be jointly and severally liable with Shiming and the Shiming Shareholders for each and every obligation and liability of Shiming and the Shiming Shareholders under the Exchange Agreement as if it were a party to the Exchange Agreement. A copy of the Guarantee Agreement is included as an Exhibit to this Current Report and is hereby incorporated by this reference.

Upon the closing of the exchange transaction, Qorus intends to file a Current Report on Form 8-K announcing the closing of the exchange transaction and will include proper disclosures required under Item 1.01 with respect to the Restructuring Agreements, with each of the foregoing agreements being included as Exhibits in such Current Report.

Following completion of the exchange transaction, Shiming will become a wholly-owned subsidiary of Qorus.

Qorus is presently authorized under its Articles of Incorporation to issue 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Of the 5,000,000 shares of preferred stock authorized, 5,000,000 shares will be designated as Series A Convertible Preferred Stock pursuant to Articles of Amendment to the Articles of Incorporation of Qorus.com, Inc. (“Articles of Amendment”), which is to be approved by Qorus’ board of directors, and filed with and accepted by, the Secretary of State of the State of Florida prior to the closing of the exchange transaction (the “Closing”).

As of the date of this Report, Qorus has 49,184,800 shares of its common stock issued and outstanding (which includes 3,010,000 shares of common stock issued and held in treasury, which is to be cancelled prior to the Closing) and no shares of preferred stock issued and outstanding.

Under the terms of the Exchange Agreement, all of the outstanding Interests of Shiming will be exchanged for 4,250,214 Preferred Shares of Qorus. Each Preferred Share will be convertible into 125 shares of Qorus common stock (the “Conversion Rate”). The Preferred Shares will immediately and automatically be converted into shares of Qorus common stock (the “Mandatory Conversion”) upon the approval by a majority of Qorus’ stockholders (voting together on an as-converted-to-common-stock basis), following the exchange transaction, of an increase in the number of authorized shares of Qorus’ common stock from 50,000,000 to 300,000,000, a 1 for 3 reverse stock split of Qorus’ outstanding common stock (“Reverse Split”), and a change of Qorus’ corporate name (collectively, the “Corporate Actions”). KRM Fund and the Shiming Shareholders will enter into a voting agreement (“Voting Agreement”) to vote their Qorus shares in favor of the Corporate Actions.

The holders of shares of Series A Preferred Stock will be entitled to vote together with the holders of the common stock, as a single class, upon all matters submitted to holders of common stock for a vote. Each share of Series A Preferred Stock will carry a number of votes equal to the number of shares of common stock issuable in a Mandatory Conversion based on the then applicable Conversion Rate. As such, immediately following the exchange transaction, the Shiming Shareholders will own 92% of the total combined voting power of all classes of Qorus’ outstanding stock entitled to vote.

Upon Mandatory Conversion of the Preferred Shares, and subject to an adjustment of the Conversion Rate as a result of the Reverse Split, the Shiming Shareholders will, in the aggregate, receive approximately 177,092,253 shares of Qorus’ common stock, representing 92% of the outstanding shares of Qorus’ common stock immediately following the Mandatory Conversion. The existing stockholders of Qorus will, following the Mandatory Conversion and Reverse Split, own approximately 15,391,601 shares of Qorus’ common stock, representing 8% of the outstanding shares of common stock.

Accordingly, if the exchange transaction closed, and the Mandatory Conversion and the Reverse Split occurred, as of the date of this Report, Qorus’ currently outstanding common stock (currently 46,174,800 shares) would be converted into 15,391,601 shares of common stock and would represent 8% of Qorus’ total common stock outstanding.

In connection with the Reverse Split, Qorus’ board of directors may, in its discretion, provide special treatment to certain Qorus stockholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event Qorus’ board determines to provide such special treatment, Qorus stockholders holding 300 or fewer shares of common stock but at least 100 shares of common stock will receive 100 shares of common stock after the Reverse Split, and persons holding less than 100 shares of common stock would not be affected. The terms and conditions of special treatment afforded to Qorus stockholders to preserve round lot stockholders, if any, including the record dates for determining which stockholders may be eligible for such special treatment, will be established in the discretion of Qorus’ board of directors.

Effective as of the closing of the exchange transaction, and subject to applicable regulatory requirements, including the preparation, filing and distribution to the Qorus stockholders of a Schedule 14(f)-1 Notice to Stockholders at least ten (10) days prior to the Closing, the existing officers and directors of Qorus will resign, and the newly-appointed directors of Qorus will consist of one member of Shiming’s current management, Shiming Wang (Shiming’s Chairman and President), one person who shall have been selected by Shiming Wang and shall be an independent director, two persons who shall have been selected by Shiming Wang and may be either independent or non-independent directors, and one independent director to be designated by KRM Fund during the one year period following Closing who is acceptable to Shiming Wang (“KRM Designate”). The Voting Agreement will require KRM Fund and the Shiming Shareholders to vote their Qorus’ shares for the above director designees.

Shiming and Shiming Wang have also agreed that, within ninety (90) days following the Closing, Qorus’ board composition shall be in compliance with the rules of the American Stock Exchange or NASDAQ as selected by Qorus, whether or not Qorus’ common stock is listed or quoted, or qualifies for listing or quotation, on such national exchange.

Additional information concerning Shiming Wang and other persons who will serve as Qorus’ directors following the Closing will be included in the Schedule 14(f)-1 Notice to Stockholders which will be filed with the SEC and mailed to stockholders at least ten (10) days prior to the closing of the exchange transaction.

At or prior to the Closing, pursuant to the terms of the Exchange Agreement, Qorus will also enter into a certain financial advisory agreement with Keating Securities, LLC (“Keating Securities”), a registered broker-dealer, under which Keating Securities will be compensated by Qorus for its advisory services rendered to Qorus in connection with the exchange transaction. The transaction advisory fee will be $250,000. This fee shall be paid in full at the closing of the exchange transaction.

As a condition of the Exchange Agreement, the Shiming Shareholders (other than certain persons who received their shares for services provided to Shiming) will escrow their Preferred Shares received in the exchange transaction (and their Conversion Shares upon conversion of the Preferred Shares). In the event, Qorus issues shares of common stock or common stock equivalents to investors as part of any financing during the one year period following Closing (“Financing”), the Shiming Shareholders will agree to cancel one share of their Qorus common stock or common stock equivalent for each share of common stock or common stock equivalents issued in the Financing.

Qorus’ completion of the transactions contemplated under the Exchange Agreement are subject to the satisfaction of certain contingencies including, without limitation, the delivery of U.S. GAAP audited annual, interim reviewed and pro forma financial information of Shiming (on a consolidated basis with Xi’an and Shaanxi Shiming) acceptable to Qorus, compliance with regulatory requirements, the execution of the Restructuring Agreements, execution of a certain manufacturing agreement between Shaanxi Shiming and its contract manufacturer (“Manufacturer”), execution of a technology license agreement between Xi’an and the Manufacturer, compliance with PRC regulatory requirements including SAFE requirements, and the filing with and acceptance by the Secretary of State of the State of Florida of the Articles of Amendment. Consummation of the exchange transaction is also conditioned upon, among other things: (i) execution by KRM Fund and each Shiming Shareholder of the Voting Agreement; (ii) continued quotation of Qorus’ common stock on the NASD Over-the-Counter Electronic Bulletin Board (“OTC BB”); (iii) receipt of all required licenses, permits, certificates and approvals by the PRC government authorities; and (iv) delivery of legal opinions from Shiming’s Cayman Island and PRC legal counsels satisfactory to Qorus.

The directors of Qorus and the managing member of KRM Fund have approved the Exchange Agreement, the Guarantee Agreement, and the transactions contemplated under the Exchange Agreement. The directors of Shiming have approved the Exchange Agreement and the transactions contemplated thereunder. The directors of Shiming Shaanxi and Xi’an have approved the Guarantee Agreement.

The parties expect the closing of the transactions under the Exchange Agreement to occur on or about April 15, 2006. However, there can be no assurances that the exchange transaction will be completed.

The Exchange Agreement may be terminated as follows: (i) by mutual consent, (ii) by either party if the exchange transaction is not consummated by April 30, 2006 , (iii) by either party if the exchange transaction is prohibited by issuance of an order, decree or ruling, and (iv) by either party if the other is in material breach of any representation, warranty, covenant or agreement.

Kevin R. Keating is the father of Timothy J. Keating, the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KRM Fund, which is the majority stockholder of Qorus, and Keating Securities, LLC, the registered broker-dealer affiliate of Keating Investments, LLC. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KRM Fund or Keating Securities, LLC and disclaims any beneficial interest in the shares of Qorus’ common stock owned by KRM Fund. Similarly, Keating Investments, LLC, KRM Fund and Keating Securities, LLC disclaim any beneficial interest in the shares of Qorus’ common stock currently owned by Kevin R. Keating.

Business of Qorus

Qorus is currently a public “shell” company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction could be negotiated and completed pursuant to which Qorus would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

Business of Shaanxi Shiming

Pursuant to the Exchange Agreement, Qorus intends to acquire 100% of the capital stock of Shiming (Cayman) Co., Ltd. (“Shiming”), an Exempted Company with limited liability formed under the laws of the Cayman Islands on November 18, 2004. Shiming formed Shiming (Xi’an) Enterprise Management & Consulting Co., Ltd. (“Xi’an”) as a limited liability company in the PRC on January 20, 2006. Xi’an received its wholly foreign owned enterprise (“WFOE”) business license from the appropriate PRC government agency on January 20, 2006 and its certificate from Shaanxi Branch of the State Administration of Foreign Exchange (“SAFE”) on February 6, 2006.

Shaanxi Shiming Science & Technology Joint Stock Co., Ltd. (“Shaanxi Shiming”) is a joint stock limited liability company incorporated in Xi’an, Shaanxi Province in the PRC on October 13, 1999. Shaanxi Shiming was founded by Shiming Nonferrous Metal Smelting Co., Ltd. together with Mr. Wang Shiming, CEO and Chairman; Baoji Shopping Center (Group) Co., Ltd.; Baoguang Group Co., Ltd.; and Xi’an Geruisi Paper Industry Co., Ltd.

Prior to the closing of the exchange transaction, Xi’an, Shaanxi Shiming and the Shaanxi Shiming shareholders will enter into a series of agreements whereby Xi’an shall agree to advise, consult, manage and operate Shaanxi Shiming’s business in consideration for Shaanxi Shiming’s payment of all of its net profits to Xi’an including, without limitation, a Consulting Agreement and an Operating Agreement. In addition, Xi’an, Shaanxi Shiming and the Shaanxi Shiming shareholders will enter into a series of agreements under which voting control over the outstanding shares of Shaanxi Shiming will be vested in Xi’an and its board of directors including, a Power of Attorney and a Proxy Agreement. Prior to closing of the exchange transaction, Shaanxi Shiming and the Shaanxi Shiming shareholders will grant Xi’an the exclusive right and option to acquire all of their shares of Shaanxi Shiming or all of the assets of Shaanxi Shiming.

In addition, Shaanxi Shiming and Yaxun Science & Technology Joint Stock Co., Ltd. (“Yaxun”), a company manufactures all of Shaanxi Shiming’s products, will enter into a manufacturing agreement with Shaanxi Shiming to fix the pricing and payment term, and Shaanxi Shiming and, ultimately Qorus, through the contractual arrangements, will have an option to purchase all of the assets of Yaxun at book value at the time when it deems appropriate. Xi’an and Yaxun will have Technology License Agreement where Yaxun will be granted limited use right of the technology that Xi’an obtained from Shaanxi Shiming under the Consulting Agreement solely for the purpose of manufacturing the products for Shaanxi Shiming.

Shaanxi Shiming is located in Xi’an City, Shaanxi Province, one of the largest cities in western China. Land and labor costs of doing business in Xi’an are much lower than in eastern cities such as Shanghai. Xi’an also has a Hi-tech Industrial Development Zone (XDZ), which was founded in May 1988 and approved as the national development zone by the State Council in March 1991. XDZ offers preferential policies including exemption and reduction of corporate income tax and rebates on value-added taxes to attract foreign investment in high-tech industries. Shaanxi Shiming is located within the XDZ.

Shaanxi Shiming’s business consists of research and development, product design, marketing and product support, mainly of high speed broadband server hardware and multimedia software. End users of its servers include China Mobile, China Unicom and Zhuhai TV Broadcasting. Shaanxi Shiming’s servers are marketed under its registered trademark “SIPS/9000.”

Shaanxi Shiming is focused on high internal bandwidth hardware manufacturing. Many high-performance servers competing with Shaanxi Shiming’s products have a nominally large system bandwidth but their utilizable bandwidth is far lower because actual server efficiency and data transmission speed depends on the internal data transmission mechanism. Bottlenecks may occur if data processing requests exceed the server’s internal bandwidth. This often happens, for example, when many internet users seek to download video images simultaneously. Shaanxi Shiming’s servers attempt to avoid this bottleneck by using internet protocol (IP) processing systems which integrate level 4 cache memory and RAM array technology. This ensures that data files that are of the right size (that is, not too large), can be directly processed by IP-RAM without passing through the central processing unit (CPU). This system also handles strategic routing, content exchange, loading balance and flexible bandwidth searching, so that request processing efficiency is enhanced.

Shaanxi Shiming’s technology results in high usability of the internal system bandwidth capacity. Its system architecture uses a parallel, modular design, which means a faulty part can easily be swapped out without requiring the whole server to be replaced. This also ensures that the system can continue functioning, albeit at a lower performance level, without crashing; this makes them the right choice for delivering 24/7 availability. Shaanxi Shiming offers server configurations with available internal bandwidth capacities ranging from 1 gigabyte per second (Gbps) to 450 Gbps. If need be, capacity can be doubled by coupling two identical SIPS units together.

Shaanxi Shiming’s systems are compatible with standard IP and other communication protocols. Its network interfaces ensure that its servers work easily with popular network devices. Its system software layer uses the Linux operating system. Shaanxi Shiming’s systems are easily maintainable - daily maintenance can be done through the system terminal or remotely through the network. A prospective end user with a legacy Unix based system can switch over to Shaanxi Shiming’s Linux based system at minimal interruption to their business.

The server product and use markets that Shaanxi Shiming addresses are the following:

Type of Products	Special Features	Applications
Security-control server	• High transmission speed • Fast response of end-point data collection • Short data processing time	• Government’s security departments • Regional security network • Data storage and processing
Multi-media server
• Huge data storage
• Excellent for processing video and music data files
• Capacity for handling 20,000 simultaneous requests for video transmission
• Capacity for 9.8 million users visiting at the same time
• TV and radio stations which provide digital video-on-demand or music-on-demand • Internet service providers which provide video or radio broadcasting
High-speed server	• Capacity to be used in a system to serve 200,000 users, it can identify a particular user with 0.1 seconds and build up a telecommunication between the host and user.	• Provider of telecommunication services, internet service providers • Business enterprises requiring high-speed data exchange with its users
E-commerce servers	• High speed of handling electronic orders • Large storage for product information	• Business-to-consumer on-line shopping • Business-to-business online ordering and logistics
Enterprise servers	• High switch and transmission speed among networks • Strong data processing capability	• Enterprises using internet and intranet to handling issues related to production and business data processing

Shaanxi Shiming’s prices are generally less than comparable products offered by its major competitors. This is designed to maximize the performance/price ratio. Shaanxi Shiming focuses on lowering production costs, and maximizing the performance-to-price ratio of its systems in two ways. First, its systems are lean, “stripped down” machines designed for high bandwidth, low data processing network applications. They exclude components that would deliver high processing power and other redundant processes that are not needed in the niche markets it targets. Secondly, although the motherboard is manufactured to Shaanxi Shiming’s own design, the parts it uses to make its servers and many of the other system components it uses, such as hard discs arrays and central processing units, are available in the general marketplace on a competitive basis.

Shaanxi Shiming’s customers are two system integrators who resell Shaanxi Shiming’s servers as part of a complete broadband solution to end users. The target end-users include government, internet value-added service providers, telecommunication companies, cable TV stations and large enterprise groups. In the past, government departments accounted for about 26% of end users, whereas commercial end-users accounted for about 74%.

Shaanxi Shiming’s systems integrators are responsible for securing sales from end users and for customer relationship management. Shaanxi Shiming’s staff provides technical support to the systems integrators to help them in their client support and hardware maintenance function for end users. Shaanxi Shiming’s support staff also contacts potential end users and introduces them to its system integrators. Shaanxi Shiming’s two systems integrators are specialist integrators who resell Shaanxi Shiming’s servers to end users such as China Mobile, China Unicom, Zhuhai TV Broadcasting.

Below is a summary of Shaanxi Shiming’s two system integrators:

Systems Integrators	Regions Covered	Business Information
Beijing Haixiang Hongfu Technology Development Co., Ltd.	All China except Tibet; focus on Northern China, including Beijing, Hebei, and Shanxi.
• Performs systems integration, network engineering, software sales, technical service
• Number of employees: 2004 - 128; 2005 - 136
• Number of customers: 2004- 75 clients; 2005 - 100 clients
• Purchases 100% of its high end broadband servers from Shaanxi Shiming

Chengdu Wanglutong Engineering Technology Co., Ltd.	All China except Tibet	• Performs computer network engineering, computer systems integration • Number of employees: 2004 - 310; 2005 - 340. • Buys 100% of its high end broadband servers from Shaanxi Shiming

Shaanxi Shiming subcontracts manufacturing to Shenzhen Yaxun Science & Technology Co., Ltd. (“Yaxun”). Yaxun sources all raw materials and components necessary for the manufacturing of Shaanxi Shiming’s servers. Yaxun and Shaanxi Shiming are under common control.

Currently, Shiming Wang has 70 full-time employees, among which 30 are devoted to research and development efforts.

Risk Factors Relating to Shaanxi Shiming Business

There are four major risks in Shaanxi Shiming’s business. First, it depends on only two large contracts and has only two customers. The loss of either of these contracts or customers would have a material adverse effect on its business, operating results and financial condition.

Second, collections of accounts receivable from Shaanxi Shiming’s customers can take up to one year under the existing contracts between Shaanxi Shiming and each of its customers. This poses a significant risk as there can be no assurance as to the solvency of these customers over such a long period of time.

Third, Shaanxi Shiming outsources its manufacturing of server products to Yaxun, a related company controlled by Shiming Wang, Shaanxi Shiming’s Chairman and President. While a manufacturing agreement between Shaanxi Shiming and Yaxun is a condition to the Closing of the acquisition of Shiming, there is no guarantee that such manufacturing agreement can be executed on an acceptable terms and if so, there can be no assurance that Shaanxi Shiming can implement adequate internal controls to address the conflicts of interest in the relationship.

Fourth, Shaanxi Shiming does not have patent protection on its core technology. It relies on trade secrets, proprietary know-how and other non-patentable technology, which it seeks to protect through non-disclosure agreements with employees. Shaanxi Shiming cannot any assurances that these non-disclosure agreements will not be breached, that it will have adequate remedies for any breach, or that its trade secrets, proprietary know-how and other non-patented technology will not otherwise become known to, or be independently developed by, its competitors.

Executive Officers

Mr. Wang Shiming, 49, Chairman and President

Mr. Wang has been entrepreneur for 26 years. He is the founder of Shaanxi Shiming and is currently its Chairman and President. He is responsible for the strategic planning and corporate development of Shaanxi Shiming. Mr. Wang received his Master degree in Engineering from Xi’an Jiaotong University. He has extensive experience in investment and management of diversified streams of business, including metallurgy, machinery, food processing, trading, software development and computer hardware, etc. Mr. Wang owns several private companies in China such as Shaanxi Meixian Non-ferrous Manufacturing Co., Ltd., which is Shaanxi Shiming’s largest shareholder, Shenzhen Yaxun Science & Technology Joint Stock Co., Ltd., Baoji Lufeng Food Co., Ltd. and Xi’an Non-ferrous Metal Processing Factory.

Ms Lu Ziyuan, 43, Chief Financial Officer

Ms. Ziyuan Lu is the Chief Financial Officer of Shaanxi Shiming. She worked for the financial department of Shaanxi Shiming from 1999 up to now. Prior to that, she has worked as a financial controller for financial department of a joint venture Xi’an Jiahui Medicine Industrial Co., Ltd. from 1997 to 1998 and Xi’an Minsheng Joint Stock Co., Ltd. from 1994 to 1996. She served for a state owned factory for fourteen years on accounting and financial matters. Ms. Lu received her bachelor’s degree in finance from Central University of Broad Casting & TV in China.

Mr. Yang Cunhu, 43, Vice-President
Mr. Yang is an MBA graduate and has extensive experience in corporate finance and administration. He joined Shaanxi Shiming in 2003. Prior to that, he had worked for Xi Bu Securities Joint Stock Co., Ltd. serving as senior manager and department manager from 1994 to 2001. He served as company secretary for Shaanxi Chaoqun Technology Joint Stock Co., Ltd. from 2001 to 2003.

Dr. Jie Jiancang, 42, Vice-President, Technical Director

Dr. Jie leads Shaanxi Shiming’s technical team in product development and applications. Dr. Jie received his Bachelor Degree in Industrial Automation, Master Degree in Engineering and PhD Degree in DSS (Design Support System) from Xi’an Polytechnic University. He has been a Professor of Xi’an Polytechnic University from 1998 to 2003 and joined Shaanxi Shiming in 2003. Dr. Jie’s research interests and technical expertise are in server modules and applications, web-based education and electronic multi-media storage systems, etc.

Mr. Yi Huojin, 37, Vice-President

Mr. Yi graduated from Chengdu University of Electronics Technology in 1995 with a Bachelor Degree of Electronic Information Technology. From 1995 to 1998, Mr. Yi worked for Nanjing Dongfang Laser Technology Co., Ltd. as an Assistant Engineer. He then joined Shenzhen Dingming Electronics Co., Ltd. as a regional sales manager. In 2001, Mr. Yi worked for Shenzhen Argesi Information Technology Co., Ltd. as Sales Director. He joined Shaanxi Shiming in 2002.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired. Financial statements of Shiming and its affiliated companies will be provided on a Current Report on Form 8-K following the closing of the exchange transaction in the time required for the filing of such financial statements on Form 8-K.

(b) Pro forma financial information. Pro forma financial information will be provided on a Current Report on Form 8-K following the closing of the exchange transaction in the time required for the filing of such financial information on Form 8-K.

(c)	Exhibits.

2.3
Exchange Agreement by and among Qorus.com, Inc. ("Qorus"), Keating Reverse Merger Fund, LLC (“KRM Fund”), Shiming  (Cayman) Co., Ltd. (“Shiming”) and each of the shareholders of  Shiming dated February 23, 2006.

2.4
Guarantee and Assumption Agreement by and among Qorus, Shiming (Xi’an) Enterprise Management & Consulting Co., Ltd., and Shaanxi Shiming Science & Technology Joint Stock Co., Ltd.   dated February 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qorus.com, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorus.com, Inc.

Date: March 1, 2006	By:	/s/ Kevin R. Keating
Kevin R. Keating, President and Sole Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.3	Exchange Agreement by and among Qorus.com, Inc. ("Qorus"), Keating Reverse Merger Fund, LLC (“KRM Fund”), Shiming (Cayman) Co., Ltd. (“Shiming”) and each of the shareholders of Shiming dated February 23, 2006.

2.4	Guarantee and Assumption Agreement by and among Qorus, Shiming (Xi’an) Enterprise Management & Consulting Co., Ltd., and Shaanxi Shiming Science & Technology Joint Stock Co., Ltd. dated February 23, 2006.